Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information included in Post-Effective Amendment No. 211 to the Registration Statement (Form N-1A, No. 333-57793) of SPDR® Series Trust.

We also consent to the incorporation by reference into the Statements of Additional Information of our reports, dated August 29, 2018, with respect to the financial statements SPDR Portfolio Short Term Treasury ETF, SPDR Portfolio Long Term Treasury ETF, SPDR Portfolio Short Term Corporate Bond ETF, SPDR Portfolio Intermediate Term Corporate Bond ETF, SPDR Portfolio Long Term Corporate Bond ETF, SPDR Portfolio Aggregate Bond ETF, SPDR Nuveen Bloomberg Barclays Municipal Bond ETF, SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF, SPDR Kensho Intelligent Structures ETF, SPDR Kensho Smart Mobility ETF and SPDR Kensho Future Security ETF (eleven of the Funds constituting SPDR® Series Trust), and our reports, dated August 30, 2018, with respect to the financial statements SPDR S&P Aerospace & Defense ETF, SPDR S&P Bank ETF, SPDR S&P Homebuilders ETF, SPDR S&P Oil & Gas Exploration & Production ETF and SPDR S&P Regional Banking ETF (five of the Funds constituting SPDR® Series Trust), and our reports, dated August 31, 2018, with respect to the financial statements SPDR Bloomberg Barclays 1-3 Month T-Bill ETF, SPDR Bloomberg Barclays TIPS ETF, SPDR Bloomberg Barclays 1-10 Year TIPS ETF, SPDR Bloomberg Barclays Intermediate Term Treasury ETF, SPDR Bloomberg Barclays Issuer Scored Corporate Bond ETF, SPDR Bloomberg Barclays Convertible Securities ETF, SPDR Bloomberg Barclays Mortgage Backed Bond ETF, SPDR Nuveen S&P High Yield Municipal Bond ETF, SPDR Citi International Government Inflation-Protected Bond ETF, SPDR Bloomberg Barclays Short Term International Treasury Bond ETF, SPDR Bloomberg Barclays International Treasury Bond ETF, SPDR Bloomberg Barclays International Corporate Bond ETF, SPDR Bloomberg Barclays Emerging Markets Local Bond ETF, SPDR Bloomberg Barclays High Yield Bond ETF, SPDR Bloomberg Barclays Short Term High Yield Bond ETF, SPDR Bloomberg Barclays Investment Grade Floating Rate ETF, SPDR ICE BofAML Crossover Corporate Bond ETF, SPDR Dow Jones REIT ETF, SPDR Global Dow ETF, SPDR NYSE Technology ETF, SPDR MSCI USA StrategicFactors ETF, SPDR Portfolio Large Cap ETF, SPDR SSGA US Large Cap Low Volatility Index ETF, SPDR Portfolio Small Cap ETF, SPDR SSGA US Small Cap Low Volatility Index ETF, SPDR Portfolio Total Stock Market ETF, SPDR Portfolio Mid Cap ETF, SPDR S&P 1500 Momentum Tilt ETF, SPDR S&P 1500 Value Tilt ETF, SPDR S&P 400 Mid Cap Growth ETF, SPDR S&P 400 Mid Cap Value ETF, SPDR S&P 500 Buyback ETF, SPDR Portfolio S&P 500 Growth ETF, SPDR Portfolio S&P 500 Value ETF, SPDR Portfolio S&P 500 High Dividend ETF, SPDR S&P 600 Small Cap ETF, SPDR S&P 600 Small Cap Growth ETF, SPDR S&P 600 Small Cap Value ETF, SPDR S&P Biotech ETF, SPDR S&P Capital Markets ETF, SPDR S&P Dividend ETF, SPDR S&P Health Care Equipment ETF, SPDR S&P Health Care Services ETF, SPDR S&P Insurance ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil & Gas Equipment & Services ETF, SPDR S&P Pharmaceuticals ETF, SPDR S&P Retail ETF, SPDR S&P Semiconductor ETF, SPDR S&P Software & Services ETF, SPDR S&P Telecom ETF, SPDR S&P Transportation ETF, SPDR Wells Fargo Preferred Stock ETF, SPDR S&P 500 Fossil Fuel Reserves Free ETF, SPDR Russell 1000 Low Volatility Focus ETF, SPDR Russell 1000 Momentum Focus ETF, SPDR Russell 1000 Yield Focus ETF, SPDR FactSet Innovative Technology ETF, SPDR SSGA Gender Diversity Index ETF, SPDR S&P Internet ETF, SPDR S&P Technology Hardware ETF and SPDR Dorsey Wright Fixed Income Allocation ETF (sixty-two of the Funds constituting SPDR® Series Trust), included in the June 30, 2018 Annual Reports of SPDR® Series Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 24, 2018